Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Oteegee Innovations Inc. for the quarter ending February 28, 2010, I, Jordan Starkman, Chief Executive Officer and Chief Financial Officer of Oteegee Innovations Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending February 28, 2010, fairly represents in all material respects, the financial condition and results of operations of Oteegee Innovations Inc.

Date: April 19, 2010

Oteegee Innovations Inc.

/s/ Jordan Starkman
Jordan Starkman President, Chief Executive Officer Chairman of the Board of Directors Chief Financial Officer, Controller, Principal Accounting Officer